SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2006

TITAN GLOBAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-32847	87-0433444
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

44358 Old Warm Springs Boulevard
Fremont, California 94538
(Address of principle executive offices)
(510) 824-1200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Gregory Sichenzia, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On September 20, 2006, Titan Global Holdings, Inc. (the “Company”) entered into a letter of engagement (the “Agreement”) with Trilogy Capital Partners, Inc. (“Trilogy”). The term of the Agreement is for twelve months beginning on September 20, 2006 and terminable thereafter by either party upon 30 days’ prior written notice. Pursuant to the Agreement, Trilogy will provide marketing, financial public relations and investor relations services to the Company. The Company will pay Trilogy $12,500 per month under the Agreement. Pursuant to the Agreement, the Company issued warrants (the “Warrants”) to purchase an aggregate of 2,450,000 shares of Common Stock of the Company, 1,225,000 of which are exercisable at a price of $1.00 per share and 1,225,000 of which are exercisable at a price of $1.50 per share. The Warrants issued to Trilogy are exercisable upon issuance and expire on September 17, 2009. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the shares of Common Stock underlying the Warrants within 60 days of the date of the Agreement. The offer and sale of these securities was made in reliance on Section 4(2) of the Securities Act of 1933, as amended. The offer and sale of the Warrants did not involve a public offering.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of business acquired.
Not applicable

(b)	Pro forma financial information
Not applicable

(c)	Exhibits.

Exhibit
Number	Description

4.1	Warrants issued to Trilogy Capital Partners, Inc.

10.1	Letter of Engagement between Trilogy Capital Partners, Inc. and Titan Global Holdings, Inc. dated September 20, 2006

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

TITAN GLOBAL HOLDINGS, INC.

By:	/s/ BRYAN CHANCE
Bryan Chance
President, Chief Executive Officer and Chief Financial Officer

Date: September 26, 2006